 Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Judo Capital Corp. (the "Company") on Form 10-Q for the nine months ended September 30, 2020 as filed with the Securities and Exchange Commission on the date here of (the "report"), I, Craig Burton, Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 13, 2020

By: /s/ Craig Burton
Craig Burton, Certification of Principal Executive Officer and Principal Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 ("Section 906"), or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Judo Capital Corp., and will be retained Judo Capital Corp. and furnished to the Securities and Exchange Commission or its staff upon request.